Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-208713 of our report dated June 28, 2017, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2016.

/s/Warren Averett, LLC

June 28, 2017